Exhibit 99.1

Editas Medicine Announces First Quarter 2023 Results and Business Updates

Company to provide a clinical update on the EDIT-301 Phase 1/2 RUBY trial for SCD in June at the European Hematology Association Congress (EHA) and in a Company-sponsored webinar

On track to dose 20 total patients by year-end in the RUBY trial

First patient in EDIT-301 EDITHAL trial for TDT dosed with successful neutrophil and platelet engraftment; Company on track to provide clinical update by year-end

Appointed Emma Reeve as Chair of the Board, effective at Annual Meeting of Stockholders, and Elliott Levy, M.D. as an Independent Director

CAMBRIDGE, Mass., May 5, 2023 – Editas Medicine, Inc. (Nasdaq: EDIT), a clinical stage genome editing company, today reported business highlights and financial results for the first quarter 2023.

“I am energized by our strong start to the year. We entered 2023 with the objective of accelerating the development of EDIT-301 and positioning Editas as a leader in programable in vivo gene editing. Following on our December EDIT-301 clinical data showing a competitive and potentially differentiated product, we have built considerable momentum with our EDIT-301 program, including dosing and engraftment of the first patient in our EDITHAL trial. We look forward to disclosing the clinical progress of EDIT-301 when we provide a RUBY trial update with safety and efficacy data from multiple patients next month in an oral presentation at the European Hematology Association Congress and in a Company-sponsored webinar. I am pleased with the progress we’ve made against our strategic plan,” commented Gilmore O’Neill, M.B., M.M.Sc., President and Chief Executive Officer, Editas Medicine. “Alongside our newly sharpened strategic focus are our world-class scientists and employees who are committed to our strategic direction and are building on the momentum from our clinical milestones to date and driving execution towards our goals.”

Recent Achievements and Outlook

Ex Vivo Hemoglobinopathies

●	EDIT-301 for Sickle Cell Disease (SCD)
o	Editas Medicine will present a clinical update from the RUBY trial in June in both an oral presentation at EHA and in a Company-sponsored webinar.
o	The Company remains on track to present an additional RUBY clinical update by year-end.
o	Editas Medicine continues to parallel dose patients and remains on track to dose 20 total SCD patients by year-end, with 19 patients enrolled to date.

o	The U.S. Food and Drug Administration granted Orphan Drug Designation to EDIT-301 for the treatment of SCD.
●	EDIT-301 for Transfusion-dependent Beta Thalassemia (TDT)
o	Editas Medicine dosed the first patient in the Phase 1/2 EDITHAL trial for TDT in Q1 2023. The patient had successful neutrophil and platelet engraftment.
o	The Company remains on track to present data from the EDITHAL trial by year-end.

Business Development & Other Corporate Highlights

●	Business Development

In January 2023, the Company announced that it had entered into a definitive agreement with Shoreline Biosciences, Inc., under which Shoreline acquired Editas Medicine’s preclinical gene edited induced pluripotent stem cell (iPSC) derived natural killer cell (iNK) programs, including EDIT-202, and related manufacturing technologies. Additionally, Shoreline licensed Editas Medicine’s rights to proprietary SLEEK (Selection by Essential-gene Exon Knock-in) and AsCas12a gene editing technologies.

●	Leadership

Emma Reeve appointed as Chair of the Editas Board of Directors, effective at the Company’s annual stockholder meeting, scheduled for June 1

Ms. Reeve joined the Editas Medicine Board of Directors in September 2021. Ms. Reeve is an accomplished biopharmaceutical executive with more than 25 years of global financial experience across pharmaceutical, medical device, and biopharmaceutical companies.

Elliott Levy, M.D., appointed to the Editas Board of Directors as an independent director

Dr. Levy is an accomplished biopharmaceutical executive with more than 20 years of global research and development expertise, including leading clinical strategy and development for multiple programs at all stages of development at global biopharmaceutical companies Amgen and Bristol Myers Squibb.

Linea Aspesi joined Editas as Chief People Officer

Ms. Aspesi brings to Editas more than 25 years experience, including 15 years in the life sciences sector, aligning talent plans to company vision, mission, and values, and partnering with senior leaders to define and drive cultural transformation strategies.

First Quarter 2023 Financial Results

Cash, cash equivalents, and marketable securities as of March 31, 2023, were $401.8 million compared to $437.4 million as of December 31, 2022. The Company expects existing cash, cash equivalents and marketable securities to fund operating expenses and capital expenditures into 2025.

●	For the three months ended March 31, 2023, net loss attributable to common stockholders was $49.0 million, or $0.71 per share, compared to net loss of $50.5 million, or $0.74 per share, for the same period in 2022.
●	Collaboration and other research and development revenues increased by $3.1 million to $9.9 million for the three months ended March 31, 2023, compared to $6.8 million for the same period in 2022. The increase is related to the Company’s sale of its wholly owned oncology assets and related licenses in January 2023.
●	Research and development expenses were flat at $37.8 million for the three months ended March 31, 2023, compared to $38.0 million for the same period in 2022.
●	General and administrative expenses increased by $3.5 million to $23.0 million for the three months ended March 31, 2023, from $19.5 million for the same period in 2022. The increase was primarily attributable to increased professional services expenses to support business development activities, partially offset by a decrease in stock compensation expense.

Upcoming Events

Editas Medicine plans to participate in the following scientific and medical conference:

●	European Hematology Association (EHA) 2023 Congress

June 8-11, 2023, Frankfurt, Germany

Editas Medicine plans to participate in the following investor events:

●	Bank of America Securities 2023 Health Care Conference

May 9-11, 2023, Las Vegas, NV

●	RBC Capital Markets Global Healthcare Conference 2023

May 16, 2023, New York, NY

Conference Call
The Editas Medicine management team will host a conference call and webcast today at 8:00 a.m. ET to provide and discuss a corporate update and financial results for the first quarter of 2023. To access the call, please dial 1-877-407-0989 (domestic) or 1-201-389-0921 (international) and ask for the Editas Medicine earnings call. A live webcast of the call will also be available on the Investors section of the Editas Medicine website at www.editasmedicine.com, and a replay will be available approximately two hours after its completion.

About Editas Medicine

As a clinical stage genome editing company, Editas Medicine is focused on translating the power and potential of the CRISPR/Cas9 and CRISPR/Cas12a genome editing systems into a robust pipeline of treatments for people living with serious diseases around the world. Editas Medicine aims to discover, develop, manufacture, and commercialize transformative, durable, precision genomic medicines for a broad class of diseases. Editas Medicine is the exclusive licensee of Broad Institute and Harvard University’s Cas9 patent estates and Broad Institute’s Cas12a patent estate for human medicines. For the latest information and scientific presentations, please visit www.editasmedicine.com.

Forward-Looking Statements

This press release contains forward-looking statements and information within the meaning of The Private Securities Litigation Reform Act of 1995. The words ‘‘anticipate,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘target,’’ ‘‘should,’’ ‘‘would,’’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include statements regarding the initiation, timing, progress and results of the Company’s preclinical and clinical studies and its research and development programs, including dosing 20 total patients by year-end in the RUBY trial, the timing for the Company’s receipt and presentation of data from its clinical trials and preclinical studies, including a clinical update for the RUBY trial in June 2023 and an additional clinical update by year-end and a clinical update from the EDITHAL trial by year-end, potential of, and expectations for, the Company’s product candidates, the timing or likelihood of regulatory filings and approvals, and the Company’s expectations regarding cash runway. The Company may not actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: uncertainties inherent in the initiation and completion of pre-clinical studies and clinical trials, including the RUBY and EDITHAL trials, and clinical development of the Company’s product candidates, including EDIT-301; availability and timing of results from pre-clinical studies and clinical trials; whether interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; expectations for regulatory approvals to conduct trials or to market products and availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements. These and other risks are described in greater detail under the caption “Risk Factors” included in the Company’s most recent Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission, and in other filings that the Company may make with the Securities and Exchange Commission in the future. Any forward-looking statements contained in this press release represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, the Company explicitly disclaims any obligation to update any forward-looking statements.

EDITAS MEDICINE, INC.

Consolidated Statement of Operations

(amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2023	2022
Collaboration and other research and development revenues	$9,851	$6,771
Operating expenses:
Research and development	37,804	37,976
General and administrative	23,008	19,545
Total operating expenses	60,812	57,521
Operating loss	(50,961)	(50,750)
Other income, net:
Other expense, net	(1,584)	(234)
Interest income, net	3,509	469
Total other income, net	1,925	235
Net loss	$(49,036)	$(50,515)
Net loss per share attributable to common stockholders, basic and diluted	$(0.71)	$(0.74)
Weighted-average common shares outstanding, basic and diluted	68,924,180	68,484,978

EDITAS MEDICINE, INC.

Selected Consolidated Balance Sheet Items

(amounts in thousands)

(Unaudited)

	March 31,	December 31,
	2023	2022
Cash, cash equivalents, and marketable securities	$401,778	$437,371
Working capital	267,303	296,644
Total assets	464,105	514,321
Deferred revenue, net of current portion	60,667	60,667
Total stockholders’ equity	317,473	360,680

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Media and Investor Contact:

Cristi Barnett

(617) 401-0113

cristi.barnett@editasmed.com